SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

SERENA SOFTWARE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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This filing consists of a slide presentation to the Company’s employees regarding the proposed merger.

Copyright ©2005, SERENA Software, Inc. All Rights Reserved Company All Hands Mark Woodward, President and CEO November 11, 2005

Copyright ©2005, SERENA Software, Inc. All Rights Reserved
Today’s News
Serena has entered into a definitive agreement to be acquired by
Silver Lake Partners in a transaction valued at approximately $1.2 billion
Given Serena’s alternatives, the Board and a special committee of the Board determined the $24 per share cash offer is best for shareholders and recommended they vote for the transaction
As a private company we will have greater strategic flexibility than is possible as a public entity
Members of the management team are expected to be equity
owners of the resulting private company
Same dedicated leadership, employees, outstanding culture and commitment to customer success

Copyright ©2005, SERENA Software, Inc. All Rights Reserved
Company All Hands
Agenda:
– What is today’s news?
– What does it mean to Serena employees?
– Why are we doing this now?
– Who is Silver Lake Partners? How will they help Serena?
– What will not change? What will change?
– When does the transaction take place?
– What does this mean to shareholders and customers?

Copyright ©2005, SERENA Software, Inc. All Rights Reserved
What is today’s news?
Silver Lake Partners taking Serena private by purchasing the outstanding shares/options and convertible notes through a
leveraged buy out (LBO)
– “Leveraged” means that the resulting private company will be taking on some debt to accomplish this
Target close in Q1 FY07, subject to shareholder approval,
regulatory approvals and other customary closing conditions, including receipt of debt financing
Announced to the public this morning

Copyright ©2005, SERENA Software, Inc. All Rights Reserved
What is today’s news?
$24 per share, all cash, for a total of approximately $1.2 billion
– Definitive agreement has been signed
– All equity interests and convertible notes
– Structure
Silver Lake equity
Debt financing
Doug Troxel
Management
Transaction delivers immediate cash payment to shareholders

Copyright ©2005, SERENA Software, Inc. All Rights Reserved
What does this mean to Serena employees?
No changes to salary, bonus or major benefits expected other than those already in process at this time
No reduction in force planned as a result of the transaction
Current stock option plan will be replaced by long-term
performance based cash incentive plan
– Different than current plan structure
Future of stock options in the industry
– New accounting rules change ability to use stock based
incentives
– Being replaced by performance based cash incentives

Copyright ©2005, SERENA Software, Inc. All Rights Reserved
What does this mean to Serena employees?
Employees shares and options will vest in full immediately
prior to the closing
Amount is $24 per share, less the applicable exercise price
– ex: if you have 100 options priced at $16 you would receive $8 per option or $800
ESPP and all vested, unvested shares are eligible for sale
– ESPP shares acquired up to December 1
st
, 2005
– The ESPP program will be suspended at that time
At closing, employees will get paperwork required to execute the sale of shares

Copyright ©2005, SERENA Software, Inc. All Rights Reserved
Why are we doing this now?
Serena’s board of directors and a special committee of the board comprised of independent directors made the determination that a
$24 cash offer is best for shareholders
We have already begun transformation, need to focus on addressing challenges ahead
– Re-positioning the company to support Change Governance vision
– Successfully navigate major product line transitions
– Adapt our go-to-market to more solutions oriented focus
Focus
– Focus on building a new Serena
Shed perception as “mainframe only” player
– Gain greater flexibility as a result of being private

Copyright ©2005, SERENA Software, Inc. All Rights Reserved
Why are we doing this now?
Greater strategic flexibility
– Ability to address issues that are core to growing business but can be very challenging as a public company
Business model
– We are evaluating more customer friendly pricing/licensing options
Investment philosophy
– Investment in infrastructure
– Branding
Responsiveness to external trends, threats and opportunities
Software as service
Open source

Copyright ©2005, SERENA Software, Inc. All Rights Reserved
Who is Silver Lake Partners?
World’s preeminent private equity firm focused
exclusively on technology
Major new partner with shared commitment to
– Maximize potential of opportunities ahead
– Gain access to world class expertise, resources and network
Committed to the Serena Change Governance vision
and believe it is key to future growth
– Understand the value of the mainframe
– Management support
– Believes the need for our technology will grow over time
Backed up their belief with their substantial investment

Copyright ©2005, SERENA Software, Inc. All Rights Reserved
Silver Lake Partners is focused on making large private equity investments in leading technology companies operating at scale
• $5.9 billion of committed capital
• Offices in New York, Silicon Valley and
London
• 30 investment professionals
• Partner with management
• Serve as a value-added investor
• Focus on market leaders
• Invest in growth
• Structure creatively
Silver Lake’s approach is to offer the insights of a strategic industry participant, the operating skills of a world-class management team,
and the financial discipline of a leading private equity firm.
Organizational Overview Strategy
Firm Overview

AVAGO TECHNOLOGIES

SUNGARD

THOMSON

Seagate

UGS

Gartner

FLEXTRONICS

NASDAQ

INSTINET

MCI

Ameritrade

Business Objects

NETWORK GENERAL

Copyright ©2005, SERENA Software, Inc. All Rights Reserved
• Leading pure-play online brokerage
$900 million
~$65 billion combined revenues, ~270,000 combined employees in 100+ countries
Annual
Revenues
• Leading disc drive maker
$6.0 billion
• Leading electronics manufacturing services (EMS) provider $16.0 billion
• Leading provider of enterprise and mass markets voice and data communications services
$23.0 billion (B)
Company Description
• Leading business intelligence software provider $1.0 billion
Portfolio
Company
(a)
$850 million
• Leading provider of IT research products
Silver Lake has invested in dynamic companies operating globally in critical sectors of the technology economy
(a) Pending transaction
(b) Former portfolio companies
• Leading provider of network and application management solutions $200 million
• Leading provider of electronic trading solutions and execution services
$400 million (a)
• Leading provider of product lifecycle management (PLM) solutions
$1.0 billion
$3.6 billion
• Leading provider of software and processing solutions for financial institutions and of information availability services
$9.0 billion • Leading provider of digital media services for media companies
• Leading U.S. electronic stock exchange $600 million
(formerly Agilent SPG)
$2.0 billion (a)
• Leading supplier of advanced semiconductor components, modules, and subsystems

Copyright ©2005, SERENA Software, Inc. All Rights Reserved
How will Silver Lake help Serena?
Enhanced credibility with potential customers and partners
– Senior level new customer and partner introductions
– Help to improve existing relationships
Leverage extensive network of industry relationships and
portfolio companies
– Supplement recruiting efforts for senior management talent and board members
Develop and implement appropriate capital structure
– Provide capital
– Provide advice regarding financing transactions

Copyright ©2005, SERENA Software, Inc. All Rights Reserved
How will Silver Lake help Serena?
Assist management with strategic planning and financial
analysis
– Participate in refining strategy for the company consistent with existing strengths and leadership vision
– Evaluate business units and product lines
– Prepare consulting and financial analyses
– Provide general business development support
Provide outside perspective and assistance on M&A
opportunities
– Evaluate strategic acquisitions
– Assist in transaction execution

Copyright ©2005, SERENA Software, Inc. All Rights Reserved
What will not change?
Day to day activities for most employees will not change
The focus, direction and core strategy of the company
Management, culture and philosophy of Serena
Dedication to serving our customers, delivering value, earning loyalty
Need to deliver on Q4 commitments

Copyright ©2005, SERENA Software, Inc. All Rights Reserved
What will change?
Serena stock will no longer be publicly traded
The composition of our Board of Directors will change
– Doug still on board, retains significant ownership
– Current outside board members will depart following close of transaction
– New board members will join from Silver Lake
Expect a greater ability to be flexible/creative with how we license and sell our products and services

Copyright ©2005, SERENA Software, Inc. All Rights Reserved
What does this mean to customers?
We have a presentation, FAQ and letter for customers
Expect same management team and same commitment to
customer success
All agreements will remain in force
Serena gains backing of world class investor and business
partner
Increase Serena’s flexibility to service more needs, faster and better
Better align the value we deliver with customers needs

Copyright ©2005, SERENA Software, Inc. All Rights Reserved
When will everything take place?
Target transaction closing to occur in Q1 FY07
Proxy statement to all shareholders
Certain regulatory approvals are required
– Clear HSR
– Proxy review by SEC
Shareholder meeting and vote on approval of transaction
Customary closing conditions, including receipt of debt
financing pursuant to customary commitment letters

Copyright ©2005, SERENA Software, Inc. All Rights Reserved
Communications
FAQ’s were emailed to all employees this morning
Many communications will be kept on the Serena intranet site
Will be briefing investors, media and industry and financial analysts today and into next week
Plan on holding an all hands meeting in Hillsboro on Nov 21
st
Plan on coming to Europe for employee meetings week of Dec 5 th
Sending out communications to important customers and partners
– If you have someone that you want to make sure we contact on a proactive basis, please forward that information to Matt DiMaria

Copyright ©2005, SERENA Software, Inc. All Rights Reserved
Send Inquiries Only To:
Marketing Hotline: x72491 (503-617-2491)
Marketing Helpdesk on Serena Intranet
NOTE:  So that everyone is given the benefit of the answers to your questions, it is unlikely that we will respond to your individual inquiry, but will address your queries in follow-on communications.

Copyright ©2005, SERENA Software, Inc. All Rights Reserved Questions Mark Woodward, President and CEO November 11, 2005

Copyright ©2005, SERENA Software, Inc. All Rights Reserved
Additional Information and Where to Find It
In connection with the proposed merger, Serena will file a proxy statement with the Securities and Exchange Commission.  INVESTORS AND SECURITY HOLDERS
ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT WHEN IT
BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT
INFORMATION.  Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Serena at the Securities and
Exchange Commission’s Web site at http://www.sec.gov .  The proxy statement and other relevant documents may also be obtained for free from Serena by directing such request to Serena Investor Relations, 2755 Campus Drive, 3rd Floor, San Mateo,
California 94403-2538, USA, telephone: (650) 522-6600.
Serena and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger.  Information regarding the interests of such directors and executive officers is included in Serena’s
Proxy Statement for its 2005 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on May 24, 2005, and information concerning all of
Serena’s participants in the solicitation will be included in the proxy statement relating to the proposed merger when it becomes available. Each of these documents is, or will be, available free of charge at the Securities and Exchange Commission’s Web site at http://www.sec.gov
and from Serena Investor Relations, 2755 Campus Drive,
3rd Floor, San Mateo, California 94403-2538, USA, telephone: (650) 522- 6600.